EXHIBIT 99.1

Internap Reports First Quarter 2014 Financial Results

●	Revenue of $82.0 million, up 18% versus the first quarter of 2013

●	Data center services revenue of $58.3 million, up 31% versus the first quarter of 2013

●	Segment margin1 of 56.4%, up 360 basis points year-over-year

●	Adjusted EBITDA2 of $17.8 million increased 26% versus the first quarter of 2013

●	Adjusted EBITDA margin2 of 21.7%, up 140 basis points year-over-year

ATLANTA, GA – (April 24, 2014) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the first quarter of 2014.

“We begin 2014 with solid first quarter results highlighted by continued growth in our data center services segment and positive financial and strategic benefits derived from the iWeb acquisition. We also continued to deliver sequential and year-over-year organic increases in our core data center services business,” said Eric Cooney, President and Chief Executive Officer of Internap. “With more than 70% of company revenue derived from the Data center services segment, the first quarter of 2014 presents a materially transformed business.  Inspired by 40% year-over-year organic bookings growth in the first quarter, we move forward with confidence in the strategy to deliver profitable growth from our core colocation hosting and cloud services globally.”

First Quarter 2014 Financial Summary
				YoY	QoQ
	1Q 2014	1Q 2013	4Q 2013	Growth	Growth
Revenues:
Data center services	$58,283	$44,392	$49,686	31%	17%
IP services	23,678	25,307	24,401	-6%	-3%
Total Revenues	$81,961	$69,699	$74,087	18%	11%

Operating Expenses	$86,498	$68,879	$79,942	26%	8%

GAAP Net Loss	$(10,675)	$(1,643)	$(10,450)	550%	2%

Normalized Net (Loss) Income2	$(7,265)	$242	$(4,378)	-3,102%	66%

Segment Profit1	$46,201	$36,829	$40,394	25%	14%
Segment Profit Margin	56.4%	52.8%	54.5%	360 BPS	190 BPS

Adjusted EBITDA	$17,799	$14,145	$15,651	26%	14%
Adjusted EBITDA Margin	21.7%	20.3%	21.1%	140 BPS	60 BPS

1

Revenue

●
Revenue totaled $82.0 million in the first quarter, an increase of 18% year-over-year and 11% sequentially. The increase in revenue was due to growth in our data center services segment, which includes $11.4 million of revenue attributable to iWeb Group Inc., which we acquired in November 2013. Revenue from data center services increased both year-over-year and sequentially. Revenue from IP services decreased both year-over-year and sequentially.

●
Data center services revenue totaled $58.3 million in the first quarter, an increase of 31% year-over-year and 17% sequentially. Both increases were attributable to increased sales of colocation in company-controlled data centers, hosting and cloud services and the contribution from iWeb, partially offset by decreased sales in our partner data centers.

●
IP services revenue totaled $23.7 million in the first quarter, a decrease of 6% year-over-year and 3% sequentially. Both decreases were driven by per unit price declines in IP and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic.

Net (Loss) Income

●
GAAP net loss was $(10.7) million, or $(0.21) per share, compared with $(1.6) million, or $(0.03) per share, in the first quarter of 2013 and $(10.5) million, or $(0.21) per share, in the fourth quarter of 2013.

●
Normalized net loss was $(7.3) million, or $(0.14) per share, compared with normalized net income of $0.2 million, or $0.00 per share, in the first quarter of 2013, and normalized net loss of $(4.4) million, or $(0.09) per share, in the fourth quarter of 2013.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $46.2 million in the first quarter, a 25% increase compared with the first quarter of 2013 and a 14% increase from the fourth quarter of 2013. Segment margin was 56.4%, an increase of 360 basis points year-over-year and 190 basis points sequentially.

●
Data center services segment profit totaled $32.4 million in the first quarter, a 49% increase compared with the first quarter of 2013 and a 27% increase from the fourth quarter of 2013. Data center services segment margin was 55.6% in the first quarter, up 660 basis points year-over-year and 410 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services and the contribution from iWeb drove data center services segment profit and margin higher.

●
IP services segment profit totaled $13.8 million in the first quarter, an 8% decrease compared with the first quarter of 2013 and a 7% decrease from the fourth quarter of 2013. IP services segment margin was 58.3% in the first quarter, down 130 basis points year-over-year and 240 basis points sequentially. Lower IP transit revenue and the loss of legacy contracts led to a decrease in IP services segment profit and margin.

●
Adjusted EBITDA totaled $17.8 million in the first quarter, a 26% increase compared with the first quarter of 2013 and a 14% increase from the fourth quarter of 2013. Adjusted EBITDA margin was 21.7% in the first quarter, up 140 basis points year-over-year and 60 basis points sequentially. Both the year-over-year and sequential increases in adjusted EBITDA and adjusted EBITDA margin were attributable to increased segment profit in our data center services segment, including iWeb.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $25.2 million at March 31, 2014. Total debt was $351.6 million, net of discount, at the end of the quarter, including $61.4 million in capital lease obligations.

●	Cash generated from operations for the three months ended March 31, 2014 was $13.2 million. Capital expenditures over the same period were $25.5 million.

2

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●
Internap announced today the revamp of our patented next-generation Managed Internet Route Optimizer™ (MIRO), which optimizes network traffic for applications and content running on our cloud, hosting and colocation services. We also enhanced our CDN to provide improved performance, scalability and ease of use for our infrastructure customers.

●
Research firm Frost & Sullivan recognized Internap with its 2014 North American Cloud Services Competitive Strategy Innovation and Leadership Award for our unique ability to meet the emerging infrastructure needs of a new generation of large-scale, performance-intensive applications through a combination of our bare-metal cloud offering, commitment to delivering a positive customer experience and hybrid services offering.

●
Internap was named as one of the Top 40 Innovative Technology Companies in Georgia by the Technology Association of Georgia (TAG) for our high-performance bare-metal cloud. TAG’S Top 40 Awards recognize Georgia-based technology companies for their innovation, financial impact and efforts at spreading awareness of Georgia’s technology initiatives throughout the U.S. and globally.

●	In February, we expanded our operations in a company-controlled data center in Santa Clara, California. The facility represents an incremental 5,300 net sellable square feet capacity.

●	We had approximately 13,000 customers at March 31, 2014.

1
Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA, adjusted EBITDA margin and normalized net (loss) income are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net (loss) income are contained in the tables entitled “Reconciliation of (Loss) Income from Operations to Adjusted EBITDA,” and “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share” in the attachment.

Conference Call Information:

Internap’s first quarter 2014 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, April 24, 2014 at 8 p.m. ET through Wednesday, April 30, 2014 at 855-859-2056 using replay code 26846283. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

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Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to drive continued growth. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Data center services	$58,283	$44,392
Internet protocol (IP) services	23,678	25,307
Total revenues	81,961	69,699

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	25,891	22,647
IP services	9,869	10,223
Direct costs of customer support	8,927	7,151
Direct costs of amortization of acquired technologies	1,461	1,179
Sales and marketing	10,103	7,484
General and administrative	11,398	9,686
Depreciation and amortization	17,465	10,258
Loss on disposal of property and equipment, net	-	3
Exit activities, restructuring and impairments	1,384	248

Total operating costs and expenses	86,498	68,879

(Loss) income from operations	(4,537)	820

Non-operating expenses:
Interest expense	6,491	2,421
Other, net	101	131
Total non-operating expenses	6,592	2,552

Loss before income taxes and equity in (earnings) of equity-method investment	(11,129)	(1,732)
(Benefit) provision for income taxes	(417)	(63)
Equity in (earnings) of equity-method investment, net of taxes	(37)	(26)

Net loss	$(10,675)	$(1,643)

Basic and diluted net loss per share	$(0.21)	$(0.03)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,027	50,771

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$25,202	$35,018
Accounts receivable, net of allowance for doubtful accounts of $2,119 and $1,995, respectively	22,913	23,927
Deferred tax asset	492	371
Prepaid expenses and other assets	16,620	22,533
Total current assets	65,227	81,849

Property and equipment, net	342,749	331,963
Investment in joint venture	2,648	2,602
Intangible assets, net	56,658	57,699
Goodwill	130,313	130,387
Deposits and other assets	8,262	7,999
Deferred tax asset	1,848	1,742
Total assets	$607,705	$614,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,752	$29,774
Accrued liabilities	12,132	13,549
Deferred revenues	7,103	6,729
Capital lease obligations	5,858	5,489
Term loan, less discount of $1,405 and $1,387, respectively	1,595	1,613
Exit activities and restructuring liability	2,500	2,286
Other current liabilities	2,435	2,493
Total current liabilities	60,375	61,933

Deferred revenues	3,762	3,804
Capital lease obligations	55,523	49,800
Term loan, less discount of $7,652 and $8,006 respectively	288,598	288,994
Exit activities and restructuring liability	2,507	1,877
Deferred rent	12,423	14,617
Deferred tax liability	8,181	8,591
Other long-term liabilities	2,392	2,415
Total liabilities	433,761	432,031

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,318 and 54,023 shares outstanding, respectively	54	54
Additional paid-in capital	1,256,003	1,253,106
Treasury stock, at cost; 540 and 461 shares, respectively	(4,074)	(3,474)
Accumulated deficit	(1,076,695)	(1,066,020)
Accumulated items of other comprehensive loss	(1,344)	(1,456)
Total stockholders' equity	173,944	182,210
Total liabilities and stockholders' equity	$607,705	$614,241

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(10,675)	$(1,643)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,926	11,437
Loss on disposal of property and equipment, net	-	3
Stock-based compensation expense, net of capitalized amount	1,941	1,637
Equity in (earnings) of equity-method investment	(37)	(26)
Provision for doubtful accounts	43	329
Non-cash change in capital lease obligations	28	121
Non-cash change in exit activities and restructuring liability	1,608	394
Non-cash change in deferred rent	(736)	(430)
Deferred taxes	(658)	137
Other, net	546	(2)
Changes in operating assets and liabilities:
Accounts receivable	936	(255)
Prepaid expenses, deposits and other assets	(680)	397
Accounts payable	1,890	(4,580)
Accrued and other liabilities	439	(831)
Deferred revenues	394	(371)
Exit activities and restructuring liability	(764)	(737)
Other liabilities	4	-
Net cash flows provided by operating activities	13,205	5,580

Cash Flows from Investing Activities:
Purchases of property and equipment	(24,756)	(6,909)
Additions to acquired technology	(737)	-
Net cash from acquisition	74	-
Net cash flows used in investing activities	(25,419)	(6,909)

Cash Flows from Financing Activities:
Proceeds from credit agreements	-	9,999
Principal payments on credit agreements	(750)	(875)
Return of deposit collateral on credit agreement	4,378	-
Payments on capital lease obligations	(1,360)	(1,104)
Proceeds from exercise of stock options	860	1,397
Tax withholdings related to net share settlements of restricted stock awards	(600)	(1,232)
Other, net	(44)	(639)
Net cash flows provided by financing activities	2,484	7,546
Effect of exchange rates on cash and cash equivalents	(86)	(218)
Net (decrease) increase in cash and cash equivalents	(9,816)	5,999
Cash and cash equivalents at beginning of period	35,018	28,553
Cash and cash equivalents at end of period	$25,202	$34,552

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net (loss) income, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is (loss) income from operations and net (loss) income, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is (loss) income from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net (loss) income is net (loss) income plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net (loss) income per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net (loss) income per share is normalized net (loss) income divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net (loss) income and normalized net (loss) income per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

9

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of (loss) income from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
(Loss) income from operations (GAAP)	$(4,537)	$(5,855)	$820
Depreciation and amortization, including amortization of acquired technologies	18,926	15,429	11,437
Loss on disposal of property and equipment, net	-	5	3
Exit activities, restructuring and impairments	1,384	209	248
Stock-based compensation	1,941	1,653	1,637
Acquisition costs	85	4,210	-
Adjusted EBITDA (non-GAAP)	$17,799	$15,651	$14,145

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net loss (GAAP)	$(10,675)	$(10,450)	$(1,643)
Exit activities, restructuring and impairments	1,384	209	248
Stock-based compensation	1,941	1,653	1,637
Acquisition costs	85	4,210	-
Normalized net (loss) income (non-GAAP)	(7,265)	(4,378)	242

Normalized net income allocable to participating securities (non-GAAP)	-	-	5
Normalized net (loss) income available to common stockholders (non-GAAP)	$(7,265)	$(4,378)	$237
Participating securities (GAAP)	1,105	1,049	1,024

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,027	50,898	50,771

Add potentially dilutive securities	-	-	873
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	(128)
Normalized diluted shares (non-GAAP)	51,027	50,898	51,516

Loss per share (GAAP):
Basic and diluted	$(0.21)	$(0.21)	$(0.03)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.14)	$(0.09)	$0.00

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INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues:
Data center services	$58,283	$49,686	$44,392
IP services	23,678	24,401	25,307
Total	81,961	74,087	69,699

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	25,891	24,103	22,647
IP services	9,869	9,590	10,223
Total	35,760	33,693	32,870

Segment Profit:
Data center services	32,392	25,583	21,745
IP services	13,809	14,811	15,084
Total	$46,201	$40,394	$36,829

Segment Margin:
Data center services	55.6%	51.5%	49.0%
IP services	58.3%	60.7%	59.6%
Total	56.4%	54.5%	52.8%

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